                                                                     EXHIBIT 1.1

                                                                         [DRAFT]
                         RIBOZYME PHARMACEUTICALS, INC.


          1,800,000 Shares of Common Stock, $0.01 par value per share


                           PLACEMENT AGENCY AGREEMENT
                           --------------------------


                                                April __, 1999


HAMBRECHT & QUIST LLC
One Bush Street
San Francisco, CA  94104,
 As Placement Agent

Dear Sir or Madam:

          Ribozyme Pharmaceuticals, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 1,800,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), to certain investors (collectively, the "Investors"). The Company desires to engage you as its placement agent (the "Placement Agent") in connection with such issuance and sale. The Shares are more fully described in the Registration Statement (as hereinafter defined).

          The Company hereby confirms as follows its agreements with the Placement Agent.

          1.  Agreement to Act as Placement Agent.  On the basis of the
              -----------------------------------
representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Placement Agent agrees to act as the Company's exclusive placement agent in connection with the issuance and sale, on a best efforts basis, by the Company of the Shares to the Investors. The Company shall pay to the Placement Agent 8.0% of the proceeds received by the Company from the sale of the Shares as set forth on the cover page of the Prospectus (as hereinafter defined); provided, however, that the Company shall not be obligated to pay the Placement Agent a fee in respect of sales to the investors identified on Schedule 1 to this Agreement.

          2.  Delivery and Payment.  Concurrently with the execution and
              --------------------
delivery of this Agreement, the Company, the Placement Agent, and Citibank N.A., as escrow agent (the "Escrow Agent"), shall enter into an Escrow Agreement substantially in the form of Exhibit A attached hereto (the "Escrow Agreement"), pursuant to which an escrow account will be established, at the Company's expense, for the benefit of the Investors (the "Escrow Account"). Prior to the Closing Date (defined below), (i) each of the Investors will deposit an amount equal to the price per Share as shown on the cover page of the Prospectus (as hereinafter defined)
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multiplied by the number of Shares purchased by it in the Escrow Account, and
(ii) the Escrow Agent will notify the Company and the Placement Agent in writing whether the Investors have deposited in the Escrow Account funds in the amount equal to the proceeds of the sale of all of the Shares offered hereby (the "Requisite Funds") into the Escrow Account. At 10:00 a.m., New York City time, on April __, 1999, or at such other time on such other date as may be agreed upon by the Company and the Placement Agent but in no event prior to the date on which the Escrow Agent shall have received all of the Requisite Funds (such date is hereinafter referred to as the "Closing Date"), the Escrow Agent will release the Requisite Funds from the Escrow Account for collection by the Company and the Placement Agent as provided in the Escrow Agreement and the Company shall deliver the Shares to the Investors, which delivery may be made through the facilities of the Depository Trust Company. The closing (the "Closing") shall take place at the office of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038. All actions taken at the Closing shall be deemed to have occurred simultaneously.

          Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Placement Agent shall request by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to delivery to the Investors.

          3.  Representations and Warranties of the Company.  The Company
              ---------------------------------------------
represents and warrants and covenants to the Placement Agent that:

                (a) A registration statement (Registration No. 333-_____) on Form S-1 relating to the Shares, including a preliminary prospectus relating to the Shares and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company, under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Commission has not issued any order preventing or suspending the use of the Prospectus or the Preliminary Prospectus (as defined below). The term "Preliminary Prospectus" as used herein means a preliminary prospectus relating to the Shares as contemplated by Rule 430 or Rule 430A ("Rule 430A") of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related Preliminary Prospectus have been delivered to the Placement Agent. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus relating to the Shares containing information permitted to be omitted at the time of effectiveness by Rule 430A will be filed by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations promptly after execution and delivery of this Agreement. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including all material

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incorporated by reference therein and any information deemed to be included by
Rule 430A. The term "Prospectus" means the prospectus relating to the Shares as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus relating to the Shares included in the Registration Statement at the Effective Date, in either case, including all material, if any, incorporated by reference therein.

                (b) On the date that any Preliminary Prospectus was filed with the Commission, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent to and including the Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement, each Preliminary Prospectus and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did or will comply with all applicable provisions of the Act and the Rules and Regulations and did or will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, at the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has not distributed any offering material in connection with the offering or sale of the Common Stock, other than the Registration Statement, the Preliminary Prospectus and the Prospectus.

                (c) The Company is, and at the Closing Date will be, duly organized, validly existing and in good standing under the laws of Delaware. The Company has no subsidiaries. The Company has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus). The Company is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified will not have a material adverse effect on the ability of the Company to carry on its business as presently conducted. Except as disclosed in the Registration Statement and on
Schedule 3(c) to this Agreement, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the articles or certificate of incorporation and of the bylaws of the Company and all

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amendments thereto have been delivered to the Placement Agent, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date. Atugen Biotechnology GmbH ("Atugen") has been duly organized or formed and is validly existing as a corporation in good standing under the laws of its jurisdiction of formation. Atugen is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not have a material effect on Atugen. All of the shares of issued capital stock set forth on Schedule 3(c) as owned by the Company are owned free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, voting trust other defect of title whatsoever.

                (d) The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and, other than as set forth in the Registration Statement, are not subject to any preemptive or similar rights. Except as set forth in the Registration Statement and the Prospectus such shares are not subject to any preemptive or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus as of the dates referred to therein. The description of the securities of the Company in the Registration Statement and the Prospectus is, and at the Closing Date will be, complete and accurate in all respects. Except as set forth in the Registration Statement and the Prospectus, as of the date referred to therein, the Company did not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

                (e) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized and validly executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability. The Escrow Agreement has been duly authorized and validly executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.

                (f) The issuance and sale of the Shares have been duly authorized by the Company, and the Shares, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The holders of the Shares will not be subject to personal liability by reason of being such holders. The Shares, when issued, will conform in all material respects to the description thereof set forth in the Prospectus.

                (g) The financial statements and the related notes included in the Registration Statement and the Prospectus present fairly, in all material respects, the financial

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condition of the Company as of the dates thereof and the results of its operations and cash flows at the dates and for the periods covered thereby in conformity with generally accepted accounting principles ("GAAP"). No other financial statements or schedules of the Company or any other entity are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Ernst & Young LLP (the "Accountants"), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations. The financial statements of the Company and the related notes and schedules included in the Registration Statement and the Prospectus have been prepared in conformity with the requirements of the Act and the Rules and Regulations and present fairly the information shown therein.

                (h) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company other than non-material changes in the ordinary course of business, or any material adverse change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company arising for any reason whatsoever, (ii) the Company has not incurred nor will it incur any material liabilities or obligations, direct or contingent, nor has the Company entered into nor will it enter into any material transactions other than pursuant to this Agreement, the Registration Statement and the transactions referred to herein and therein and
(iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

                (j) Any real property and buildings held under lease to the Company are held or leased by the Company under valid, binding and enforceable leases conforming to the description thereof set forth in or incorporated by reference into the Registration Statement and the Prospectus, with such exceptions as do not materially interfere with the use made and proposed to be made of such property and buildings by the Company.

                (k) The Company is not, nor upon completion of the transactions contemplated herein will it be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

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                (l) Except as set forth or referred to in the Registration
Statement and the Prospectus, there are no actions, suits or proceedings pending, or to the Company's knowledge, threatened against or affecting the Company or any of its officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which is reasonably expected by management of the Company to materially adversely affect the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company.

                (m) The Company has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as presently conducted except where the failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations would not have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operation of the Company, (ii) complied with all laws, regulations and orders applicable to either it or its business, except where the failure to so comply would not have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company, and (iii) performed all its obligations required to be performed, and is not, and at the Closing Date will not be, to the Company's best knowledge, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected, except as otherwise set forth in the Registration Statement and the Prospectus and except where such default would not have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company, and, to the Company's best knowledge, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder. The Company is not in violation of any provision of its organizational or governing documents.

                (n) The Company has all corporate power and authority to enter into this Agreement and the Escrow Agreement, and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection herewith and therewith have been obtained, except such as have been obtained, such as may be required under state securities or Blue Sky Laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD").

                (o) Neither (i) the issuance, offering and sale of the Shares pursuant hereto, nor (ii) the compliance by the Company with the other provisions hereof require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, such as may be required under state securities or Blue Sky laws or the bylaws and rules of the NASD and, if the Registration Statement is not effective under the Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Act.

                (p) Neither the execution of this Agreement or the Escrow Agreement, nor the issuance, offering or sale of the Shares, nor the consummation of any of the

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transactions contemplated herein or in the Escrow Agreement, nor the compliance by the Company with the terms and provisions hereof or thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except such conflicts, breaches or defaults as may have been waived; nor will such action result in any violation of the provisions of the Company's organizational or governing documents, or any statute or any order, rule or regulation applicable to the Company or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company.

                (q) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.

                (r) No statement, representation or warranty made by the Company in this Agreement or made in any certificate or document required by this Agreement or the Escrow Agreement to be delivered to the Placement Agent, the Investors or the Escrow Agent was or will be, when made, inaccurate, untrue or incorrect in any material respect.

                (s) The Company and its directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

                (t) No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Registration Statement, other than rights which are not exercisable due to the Placement Agent's determination to include only securities sold directly from the Company, except for such rights as have been waived or those other rights which have been disclosed to the Placement Agent.

                (u) The Common Stock is currently listed on the Nasdaq National Market (the "NNM").

                (v) The Company is not involved in any material labor dispute nor is any such dispute known by the Company to be threatened.

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                (w) Except as set forth in the Registration Statement and the
Prospectus, the business, operations of the Company have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where the failure to be in such compliance will not, individually or in the aggregate, have a material adverse effect on the ability of the Company to carry on its business as presently conducted; and the Company has not received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

                (x) Except as disclosed in or specifically contemplated by the Registration Statement, (i) the Company owns or has obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights and trade secrets necessary for the conduct of the Company's business as currently conducted and as the Registration Statement indicates the Company contemplates conducting (collectively, the "Intellectual Property"); and (ii) to the Company's knowledge (for each of the following subsections (a) through (e)):
(a) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company for the products and services described in the Registration Statement that would preclude the Company from conducting its businesses as currently conducted and as the Registration Statement indicates the Company contemplates conducting, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company; (b) there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any Intellectual Property owned, licensed or optioned by the Company; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company, other than non-material claims; and
(e) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary right of others, other than non-material claims.

                (y) The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against it which could have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company.

          (aa) On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

          (bb) The Company maintains insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

          (cc) The Company has not at any time since its incorporation, directly or indirectly, (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          (dd) The Company has initiated a review and assessment of all areas within its business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based on the foregoing, the Company believes that the computer applications that are currently material to its business and operations are reasonably expected to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000, except to the extent that a failure to do so would not reasonably be expected to have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company.

          (ee) Each officer and director of the Company listed on Exhibit B hereto has delivered to the Placement Agent an agreement in the form of Attachment A hereto to the effect that he or she will not, for a period of 90 days after the date hereof, without the prior written consent of the Placement Agent, offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any shares of capital stock, directly or indirectly, of the Company or securities convertible into, or exchangeable or exercisable for, shares of capital stock of the Company.

          (ff) The Company has delivered to the Placement Agent an agreement in the form of Attachment B hereto to the effect that it will not, for a period of 90 days after the date hereof, without the prior written consent of the Placement Agent, offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any shares of capital stock of the Company or securities convertible into, or exchangeable or exercisable for, shares of capital stock of the Company, except with respect to the issuance of shares of Common Stock upon the exercise of stock options and warrants outstanding as of the date hereof the and the issuance of Common Stock or stock options under any benefit plan of the Company.

        4.  Agreements of the Company.  The Company covenants and agrees with
            -------------------------
the Placement Agent as follows:

                (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Placement Agent within a reasonable period of time prior to the filing thereof and the Placement Agent shall not have objected thereto in good faith.

                (b) The Company will use its best efforts to cause the Registration Statement to become effective, and will notify the Placement Agent promptly, and will confirm such advice in writing, (1) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (2) of any request by the securities or other governmental authority (including, without limitation, the Commission) of any jurisdiction for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by any securities or other governmental authority (including, without limitation, the Commission) of any jurisdiction of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in
Section 4(a) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the securities or other governmental authority (including, without limitation, the Commission) of any jurisdiction relating to any of the Registration Statement, any Preliminary Prospectus or the Prospectus. If at any time any securities or other governmental authority (including, without limitation, the Commission) of any jurisdiction shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement, pursuant to Rule 430A, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Placement Agent promptly of all such filings.

                (c) If, at any time when a Prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would, in the judgment of counsel to the Company or counsel to the

Placement Agent, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would, in the judgment of counsel to the Company or counsel to the Placement Agent, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the judgment of counsel to the Company or counsel to the Placement Agent, at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Placement Agent and, subject to Section 4(a) hereof, will promptly prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Placement Agent, without charge, such number of copies thereof as the Placement Agent may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Placement Agent.

                (d) The Company will furnish to the Placement Agent and its counsel, without charge, (i) one signed copy of the registration statement described in Section 3(a) hereof and each pre-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and (ii) so long as a prospectus relating to the Shares is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Placement Agent may reasonably request.

                (e) The Company will comply with all the undertakings contained in the Registration Statement.

                (f) Prior to the sale of the Shares to the Investors, the Company will cooperate with the Placement Agent and its counsel in connection with the registration or qualification of the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Placement Agent may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

                (g) The Company will make generally available to holders of its securities, as soon as may be practicable, but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, a consolidated earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

                (h) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

                (i) The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

          5.  Expenses. Whether or not the transactions contemplated by this
              --------
Agreement are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement (including each pre- and post-effective amendment thereto) and exhibits thereto, each Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, including all fees, disbursements and other charges of counsel to the Company, (2) the preparation and delivery of certificates representing the Shares, (3) furnishing (including costs of shipping and mailing) such copies of the Registration Statement (including all pre- and post-effective amendments thereto), the Prospectus and any Preliminary Prospectus, and all amendments and supplements to the Prospectus, as may be requested for use in connection with the direct placement of the Shares, (4) the listing of the Common Stock on the NMS, (5) any filings required to be made by the Placement Agent with the NASD, and the fees, disbursements and other charges of counsel for the Placement Agent in connection therewith, (6) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the reasonable fees, disbursements and other charges of counsel to the Placement Agent in connection therewith and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (7) fees, disbursements and other charges of counsel to the Company and (8) the fees of the Escrow Agent. The Company shall reimburse the Placement Agent, on a fully accountable basis, for all travel, legal and other out-of-pocket expenses incurred in connection with the engagement hereunder, up to a maximum of $[150,000].

          6.  Conditions of the Obligations of the Placement Agent.  The
              ----------------------------------------------------
obligations of the Placement Agent hereunder are subject to the following conditions:

                (a) Notification that the Registration Statement has become effective shall be received by the Placement Agent not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Placement Agent and all filings required by Rule 424 of the Rules and Regulations and Rule 430A shall have been made.

                (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by any securities or other governmental authority (including, without limitation, the Commission), (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Placement Agent and the Placement Agent did not object thereto in good faith, and the Placement Agent shall have received certificates of the Company, dated the Closing Date and signed by the President and Chief Executive Officer or the Chairman of the Board of Directors of the Company, and the Chief Financial Officer of the Company, to the effect of clauses (i), (ii) and (iii).

                (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Placement Agent any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares to Investors at the public offering price.

                (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding is reasonably expected by management to materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company.

                (e) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

                (f) The Placement Agent shall have received an opinion, dated the Closing Date (or such other date as may be set forth in a representation or warranty), of Rothgerber Johnson & Lyons LLP, as counsel to the Company, in form and substance reasonably satisfactory to the Placement Agent.

                (g) Concurrently with the execution and delivery of this Agreement, or, if the Company elects to rely on Rule 430A, on the date of the Prospectus, the Accountants shall have furnished to the Placement Agent a letter, dated the date of its delivery (the "Original Letter"), addressed to the Placement Agent and in form and substance satisfactory to the Placement Agent, confirming that (i) they are independent public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations; (ii) in their opinion, the financial statements and any supplementary financial information included in the Registration Statement and examined by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations; (iii) on the basis of procedures, not constituting an examination in accordance with generally accepted auditing standards, set forth in detail in the Original Letter, a reading of the latest available interim financial statements of the Company, inspections of the minute books of the Company since the latest audited financial statements included in the Prospectus, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in the Original Letter to a date not more than five days prior to the date of the Original Letter, nothing came to their attention that caused them to believe that: (A) as of a specified date not more than five days prior to the date of the Original Letter, there have been any changes in the capital stock of the Company or any increase in the long-term debt of the Company, or any decreases in net current assets or net assets or other items specified by the Placement Agent, or any increases in any items specified by the Placement Agent, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in the Original Letter; and (B) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (A), there were any decreases in revenues or the total or per share amounts of net income or other items specified by the Placement Agent, or any increases in any items specified by the Placement Agent, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Placement Agent, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in the Original Letter; and (iv) in addition to the examination referred to in their reports included in the Prospectus and the procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Placement Agent, which are derived from the general accounting, financial or other records of the Company, as the case may be, which appear in the Prospectus or in Part II of, or in exhibits or schedules to, the Registration Statement, and have compared such amounts, percentages and financial information with such accounting, financial and other records and have found them to be in agreement. At the Closing Date, the Accountants shall have furnished to the Placement Agent a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the Original Letter, that nothing has come to their attention during the period from the date of the Original Letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date which would require any change in the Original Letter if it were required to be dated and delivered at the Closing Date.

                (h) The Placement Agent shall have received an opinion, dated the Closing Date, of Lyon & Lyon LLP, patent counsel for the Company, in form and substance satisfactory to the Placement Agent as to certain intellectual property matters referenced in the Registration Statement.

                (i) At the Closing Date, there shall be furnished to the Placement Agent a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Placement Agent to the effect that to each of such person's knowledge:

                (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

                (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

                (iii) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

                (iv) No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

                (v) Subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company, except as set forth in or contemplated by the Prospectus.


                (j) The Shares shall be qualified for sale in such states as the Placement Agent may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to taxation or general service of process in any jurisdiction where it is not now so subject.

                (k) The Company shall have furnished to the Placement Agent such certificates, in addition to those specifically mentioned herein, as the Placement Agent may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Placement Agent.

                (l) The Placement Agent shall have received the letters referred to in Section 3 hereof substantially in the form of Attachments A and B.

          7.  Indemnification.
              ---------------

                (a) The Company shall indemnify and hold harmless the Placement Agent, the directors, officers, employees and agents of the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of
Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, liabilities, expenses and damages, joint or several, (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which it, or any of them, may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus and (B) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application") or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus or any supplement to the Registration Statement or the Prospectus or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that
                                                       --------  -------
the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus; and provided further, that such indemnity with respect to any Preliminary

Prospectus shall not inure to the benefit of any Placement Agent (or any person controlling such Placement Agent) from whom the person asserting any such loss, claim, damage, liability or action purchased Shares which are the subject thereof to the extent that any such loss, claim, damage or liability (i) results from the fact that such Placement Agent failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (or any amendment or supplement thereto), unless such failure to deliver the Prospectus (as amended or supplemented) was the result of noncompliance by the Company with Section 5(d). This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of the Placement Agent (which will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Placement Agent or any person who controls such Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to each claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Placement Agent and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

                (b) The Placement Agent will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Placement Agent, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Placement Agent might otherwise have. The Company acknowledges that, for all purposes under this Agreement, the statements set forth under the heading "Plan of Distribution" in any Preliminary Prospectus and the Prospectus constitute the only information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus.

                (c) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that a conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party that would prevent the counsel selected by the indemnifying party from representing the indemnified party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. The Company will not, without the prior written consent of the Placement Agent (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification has been sought hereunder (whether or not the Placement Agent or any person who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Placement Agent and each such controlling person from all liability arising out of such claim, action, suit or proceeding. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

                (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Placement Agent, the Company and the Placement Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Placement Agent such as persons who control the Company within the meaning of the Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Placement Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting Company expenses) received by the Company as set forth in the table on the cover page of the Prospectus bear to the fee received by the Placement Agent hereunder. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Placement Agent on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purpose of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Placement Agent shall not be required to contribute any amount in excess of the fee received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Act or the Exchange Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

          8.  Termination.
              -----------

                (a) The obligations of the Placement Agent under this Agreement may be terminated at any time prior to the Closing Date, by notice to the Company from the Placement Agent, without liability on the part of the Placement Agent to the Company if, prior to delivery and payment for the Shares, in the sole judgment of the Placement Agent (i) trading in the Common Stock of the Company shall have been suspended by the Commission or by the NNM, (ii) trading in securities generally on the NNM shall have been suspended or limited or minimum or maximum prices shall have been generally established on any of such exchanges, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such exchanges or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by Federal or New York State authorities, or (iv) any material adverse change in the financial or securities markets in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Placement Agent, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

                (b) The obligations of the parties under this Agreement shall be automatically terminated in the event that notice is given to the Escrow Agent as determination prior to the close of business on the date scheduled for receipt of the Requisite Funds, that the Requisite Funds have not been deposited by the Investors into the Escrow Account by the close of business on the Closing Date.

                (c) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to Section 8(b), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Placement Agent set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse you for all out-of-pocket expenses incurred in connection herewith.

          9.   Right of First Refusal.
               ----------------------

                (a) For a period of 18 months from the date hereof, the Company grants the Placement Agent the right (provided the financing contemplated in this agreement is completed) to provide investment banking services to the Company on an exclusive basis in all matters for which investment banking services are sought by the Company (such right, the "Right of First Refusal"). For these purposes, investment banking services shall include, without limitation, (i) acting as lead manager for any underwritten public offering;
(ii) acting as exclusive placement agent or financial advisor in connection with any private offering of securities of the Company; and (iii) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity. The Placement Agent shall notify the Company of its intention to exercise the Right of First Refusal within 15 business days following notice in writing by the Company. Any decision by the Placement Agent to act in any such capacity shall be contained in separate agreements, which agreements would contain, among other matters, provisions for customary fees for transactions of similar size and nature, as may be mutually agreed upon, and indemnification of the Placement Agent and its affiliates and shall be subject to general market conditions. If the Placement Agent declines to exercise the Right of First Refusal, the Company shall have the right to retain any other person or persons to provide such services on terms and conditions which are not materially more favorable to such other person or persons than the terms declined by the Placement Agent.

                (b) If within [18] months after the termination of the Placement Agent's engagement hereunder, shares of Common Stock are sold by the Company through a placement to investors previously identified and/or contacted by the Placement Agent in its capacity as placement agent hereunder, then the Company shall pay the Placement Agent, at the time of each such sale, an amount equal to the Placement Fee with respect to the gross proceeds to the Company from each such sale.

          10.  Notices.  Notice given pursuant to any of the provisions of this
               -------
Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 2950 Wilderness Place, Boulder, CO 80301, Attention: Larry Bullock or (b) if to the Placement Agent, at the office of Hambrecht & Quist LLC, One Bush Street, San Francisco, CO 94104, Attention: Shelly D. Guyer. Any such notice shall be effective only upon receipt. Any notice under Section 7 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

          11.  Survival.  The respective representations, warranties,
               --------
agreements, covenants, indemnities and other statements of the Company and the Placement Agent set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Placement Agent or any controlling person referred to in Section 7 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 5 and 7 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

          12.  Successors.  This Agreement shall inure to the benefit of and
               ----------
shall be binding upon the Placement Agent, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Sections 7(a) and (d) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Placement Agent and any person or persons who control the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 7(b) and (d) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No Investor shall be deemed a successor because of such purchase.

          13.  Applicable Law.  The validity and interpretations of this
               --------------
Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

          14.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          15.  Entire Agreement.  This Agreement constitutes the entire
               ----------------
understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter.

                Please confirm that the foregoing correctly sets forth the agreement between the Company and the Placement Agent.

                                          Very truly yours,

                                          RIBOZYME PHARMACEUTICALS, INC.



                                          By: _________________________________
                                              Name:
                                              Title:





Confirmed as of the date first
above mentioned:

HAMBRECHT & QUIST LLC



  By: _________________________________
      Name:
      Title:

                                   EXHIBIT A

                               ESCROW AGREEMENT

                                   EXHIBIT B

                                LOCK UP LETTERS

                                 ATTACHMENT A



Hambrecht & Quist LLC
One Bush Street
San Francisco, CA  94104



Ladies and Gentlemen:

        Reference is made to a Placement Agency Agreement (the "Placement Agency Agreement"), which will be executed between Ribozyme Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Hambrecht & Quist LLC (the "Placement Agent").

        In consideration of the Placement Agency Agreement, the undersigned hereby agrees not to, without the prior written consent of the Placement Agent, offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose of any shares, directly or indirectly, of the Company's Common Stock, par value $.01 per share (the "Common Stock"), owned by the undersigned for a period of 90 days after the date of the Placement Agency Agreement. Notwithstanding the foregoing, the undersigned may transfer any or all of the shares of Common Stock owned by him, either during his lifetime or on death, by gift, will or intestate succession to his immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his immediate family; provided however that any such successor shall agree to be bound by the provisions hereof.

        It is understood that, if the Company notifies you that it does not intend to proceed with the issuance and sale of Shares (as defined in the Placement Agency Agreement) pursuant to the Placement Agency Agreement, if the Placement Agency Agreement does not become effective, or if the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from his obligations under this letter agreement.



Dated:  April    , 1999



                                                  Very truly yours,


                                                  --------------------------

                                 ATTACHMENT B





Hambrecht & Quist LLC
One Bush Street
San Francisco, CA  94104



Ladies and Gentlemen:


        Reference is made to a Placement Agency Agreement (the "Placement Agency Agreement"), which will be executed between Ribozyme Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Hambrecht & Quist LLC (the "Placement Agent").

        In consideration of the Placement Agency Agreement, the undersigned hereby agrees not to, without the prior written consent of the Placement Agent, offer, sell or otherwise dispose of any shares , directly or indirectly, of the Company's Common Stock, par value $.01 per share (the "Common Stock"), owned by the undersigned for a period of 90 days after the date of the Placement Agency Agreement except with respect to the issuance of shares of Common Stock upon the exercise of stock options and warrants outstanding as of the date hereof and the issuance of Common Stock or stock options under any benefit plan of the Company.

        It is understood that, if the Company notifies you that it does not intend to proceed with the issuance and sale of Shares (as defined in the Placement Agency Agreement) pursuant to the Placement Agency Agreement, if the Placement Agency Agreement does not become effective, or if the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from his obligations under this letter agreement.


Dated:  April    , 1999


                                                  Very truly yours,

                                                  RIBOZYME PHARMACEUTICALS,
                                                  INC.


                                                  -----------------------------
                                                  Name:
                                                  Title: